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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2022

Park Hotels & Resorts Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37795	36-2058176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Tysons Blvd., 7th Floor, Tysons, VA		22102
(Address of Principal Executive Offices)		(Zip Code)

(571) 302-5757

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	PK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 1, 2022, Park Hotels and Resorts Inc., a Delaware corporation, as parent (“Park”), PK Domestic Property LLC, a Delaware limited liability company and indirect subsidiary of Park (“PK Domestic”), and Park Intermediate Holdings LLC, a Delaware limited liability company and direct subsidiary of Park (“PIH” and together with PK Domestic, the “Borrowers”), entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent, and the financial institutions party thereto as lenders and agents as set forth in the Credit Agreement. The Credit Agreement provides for an unsecured revolving credit facility with aggregate commitments of $950 million (the “Facility”). The Credit Agreement amends and restates that certain Credit Agreement (the “Existing Credit Agreement”), dated as of December 28, 2016 (as amended and supplemented from time to time), among the Borrowers, Wells Fargo Bank, National Association, as administrative agent, and the financial institutions party thereto as lenders and agents, which previously provided for aggregate revolving loan commitments of $901 million.

The Credit Agreement includes the option to increase the Facility or add term loans under the Credit Agreement by up to $500 million in the aggregate to the extent the lenders (from the syndicate or otherwise) agree to provide additional revolving loan commitments or term loans. The Facility will mature on December 1, 2026, unless extended pursuant to either (i) one or both of the two six-month extension options, or (ii) one one-year extension option, in each case provided therein. The exercise of an extension option requires the payment of a fee of 0.0625% on the extended revolving loan commitments for each six-month extension, or 0.125% for a one-year extension, and is subject to certain other customary conditions. As of December 1, 2022, $50 million of revolving loans under the Facility were outstanding. Such borrowings were used, together with cash on hand, to repay the Term Loan Agreement (as defined below).

Borrowings under the Facility will bear interest, at the Borrowers’ option, at a rate equal to a margin over either (a) a base rate determined by reference to the highest of (1) the administrative agent’s prime lending rate, (2) the federal funds effective rate plus 0.50% and (3) the one-month adjusted Term SOFR rate that would be payable on such day plus 1.00%, (b) an adjusted Term SOFR rate (including a credit spread adjustment of 0.10%) for the interest period relevant to such borrowing or (c) an adjusted daily SOFR rate (including a credit spread adjustment of 0.10%). The margin for the Facility is based on a ratio of Park’s total indebtedness to EBITDA (the “Leverage Ratio”) and ranges from 0.45% to 1.75%, in the case of base rate loans, and 1.45% to 2.75%, in the case of adjusted Term SOFR or daily SOFR rate loans. In addition, upon receiving an investment grade rating, the Borrowers may elect to convert to a credit rating based pricing grid. The Borrowers are required to pay fees to the lenders on the unused Facility commitments equal to 0.20% per annum, if 50% or more of the Facility is utilized, or 0.30% per annum, if less than 50% of the Facility is utilized, in each case, on the daily outstanding amount of the unused Facility commitments.

The obligations under the Credit Agreement are guaranteed by (i) Park, (ii) each subsidiary of PIH that is a borrower or a guarantor of any unsecured indebtedness and (iii) each wholly owned subsidiary of Park that (A) owns a property included in the unencumbered property pool or (B) directly or indirectly owns any such subsidiary described in the preceding subclause (A), and (y) each wholly owned subsidiary of Park that either owns, directly or indirectly, certain properties or holds assets that have a fair market value in excess of $5.0 million (the “Guarantors”). The guarantees from the Guarantors described in clause (iii) above may be released if the Leverage Ratio is less than or equal to 6.50 to 1.00 as of the end of any two consecutive fiscal quarter periods. Foreign and certain excluded subsidiaries are not required to be guarantors under the Credit Agreement.

In connection with the entry into the Credit Agreement, all pledges of equity interests of all the Park subsidiaries that secured the obligations under the Existing Credit Agreement were released.

The Credit Agreement contains certain customary affirmative and negative covenants. Such covenants, among other things, restrict, subject to certain exceptions, the ability of PIH, Park, and their respective subsidiaries to grant liens on properties included in the determination of PIH’s unencumbered pool value, mergers, affiliate transactions, asset sales and the payment of dividends and distributions. In addition, the Credit Agreement requires that Park satisfy certain financial maintenance covenants, including:

•
a Leverage Ratio of not more than 8.00 to 1.00, with such level stepping down to 7.75 to 1.00 for the fiscal quarters ending September 30, 2023 and December 31, 2023, to 7.50 to 1.00 for the fiscal quarter ending March 31, 2024, and to 7.25 to 1.00 for each fiscal quarter thereafter;
•
ratio of reserve adjusted EBITDA to fixed charges of not less than 1.50 to 1.00;

•
ratio of secured indebtedness to total asset value of not more than 0.45 to 1.00;
•
ratio of unsecured indebtedness to the unencumbered pool value of properties satisfying certain criteria specified in, and valued per the terms of, the Credit Agreement of not more than 0.60 to 1.00 (subject to an option to increase to a higher level provided certain conditions are met); and
•
ratio of adjusted net operating income from unencumbered properties satisfying certain criteria specified in the Credit Agreement to interest expense on unsecured indebtedness of not less than 1.50 to 1.00, with such level increasing to 1.75 to 1.00 starting with the fiscal quarter ending March 31, 2024.

The Credit Agreement also includes customary events of default, the occurrence of which, following any applicable grace period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations owing under the Credit Agreement to be immediately due and payable.

The foregoing summary of the Credit Agreement is qualified in its entirety by reference to Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

From time to time, Park and the Borrowers have had customary commercial and/or investment banking relationships with Wells Fargo Bank, National Association, Bank of America, N.A., JPMorgan Chase Bank, N.A. and/or certain of their respective affiliates and certain other lenders party to the Credit Agreement.

Certain of the lenders under the Credit Agreement or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for Park, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.

Item 1.02. Termination of a Material Definitive Agreement.

On December 1, 2022, the Borrowers used $50 million drawn under the Facility, together with cash on hand, to repay the remaining $78 million outstanding under and terminated that certain Delayed Draw Term Loan Agreement, dated as of August 28, 2019, by and among Park, the Borrowers, the lenders from time to time thereto and Bank of America, N.A., as administrative agent (the “Term Loan Agreement”), which provided for a senior unsecured delayed draw term loan facility with an aggregate commitment of $950 million and a scheduled maturity date of August 28, 2024.

Certain of the lenders under the Term Loan Agreement or their affiliates provided certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for Park, its subsidiaries and certain of its affiliates, for which they received customary fees and commissions.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in this Current Report on Form 8-K under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Amended and Restated Credit Agreement, dated as of December 1, 2022, by and among Park Hotels & Resorts Inc., PK Domestic Property LLC, Park Intermediate Holdings LLC, Wells Fargo Bank, National Association, as administrative agent, and the financial institutions party thereto as lenders and agents.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Park Hotels & Resorts Inc.

Date: December 1, 2022	By:	/s/ Sean M. Dell’Orto
Sean M. Dell’Orto
Executive Vice President, Chief Financial Officer and Treasurer